UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
June 8, 2012

Kronos Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-31763	76-0294959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Effective June 8, 2012, the registrant’s board of directors increased the size of its board from seven to eight and elected Kern Wildenthal, M.D., Ph.D. to fill the newly created vacancy and to serve as a director until his successor is elected and qualified or his earlier resignation, removal or death.  The board of directors also appointed Dr. Wildenthal to serve on its audit committee and management development and compensation committee.

Prior to his appointment, the management development and compensation committee also authorized subject to his appointment to the board, a grant to Dr. Wildenthal on June 8, 2012 of 1,000 shares of the registrant’s common stock, par value $0.01 per share, pursuant to the same formula used for annual grants on the day of each annual stockholder meeting to directors elected on that day.

Item 7.01	Regulation FD Disclosure.

The registrant hereby furnishes the information set forth in the press release it issued on June 11, 2012, a copy of which is attached hereto as Exhibits 99.1 and incorporated herein by reference.

The information, including the exhibit, the registrant furnishes in this Item 7.01 is not deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Exhibit Index

	99.1	Press release dated June 11, 2012 issued by the registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS WORLDWIDE, INC.
(Registrant)

By: /s/ A. Andrew R. Louis
Date: June 11, 2012	A. Andrew R. Louis Vice President and Secretary

INDEX TO EXHIBITS

Item No.	Exhibit Index

99.1	Press release dated June 11, 2012 issued by the registrant.